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                                                                     EXHIBIT A-2



              EMPLOYMENT AGREEMENT (this "Agreement") dated February 6, 1996 between 3-D Geophysical, Inc. (the "Company"), a Delaware corporation, and Charles O. Merchant (the "Employee").


              WHEREAS, the Employee has been an executive officer of Paragon Geophysical, Inc., a Delaware corporation ("Paragon"), for a number of years;


              WHEREAS, the Company has acquired, by merger, all of the outstanding capital stock of Paragon pursuant to that certain Agreement and Plan of Merger dated November __, 1995 by and among the Company, 3-D Paragon Acquisition Sub, Inc., a wholly-owned subsidiary of the Company, and Paragon (the "Merger Agreement");


              WHEREAS, it is a condition to the closing of the transactions contemplated under the Merger Agreement that the parties hereto enter into this Agreement;

              WHEREAS, the Company desires to employ the Employee on the terms and conditions provided in this Agreement;


              WHEREAS, the Employee desires to accept such employment and to render services to the Company and Paragon on the terms and conditions provided in this Agreement;


              NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Company and the Employee hereby agree as follows:
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       Section 1.  Engagement.  The Company hereby employs the Employee as Vice
President of the Company and as President of Paragon, and the Employee hereby accepts such employment, upon and subject to the terms and conditions hereinafter set forth.


       Section 2. Term. Unless sooner terminated as provided in this Agreement, the term of the Employee's employment under this Agreement shall commence on the date of the closing under the Merger Agreement and shall end on December 31, 1998 (the "Term").


       Section 3.  Duties and Services.


       3.1 The Employee shall render services to the Company as a Vice President and as President of Paragon, and shall perform such other duties and responsibilities as may be assigned to the Employee from time to time by the Board of Directors (the "Directors") or Chief Executive Officer of the Company and shall abide by the practices and policies of the Company and Paragon governing the conduct of employees.


       3.2 During the Term, the Employee shall devote his full energy and time (exclusive of normal holidays and vacation periods and periods of sickness and disability) to the performance of the Employee's duties as defined herein and shall promptly and faithfully perform all the duties which pertain to the Employee's employment.


       Section 4.  Compensation.







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       4.1  Annual Compensation.  In consideration of all of the services to be rendered by the Employee hereunder and the covenants of Employee herein, the Company agrees to pay to the Employee, and the Employee agrees to accept, a salary at the annual rate of $82,500.


       4.2 Bonus Pool. The Company intends to create a bonus plan based upon the earnings of the Company to provide incentives for certain employees of the Company and its subsidiaries. The Employee shall be entitled to participate in such plan on such terms as may be determined by the Chief Executive Officer and the Directors, in their discretion. Nothing in this Agreement shall require the Company to pay any such bonus.


       4.3 Stock Options. The Company has established a 1995 Long-Term Incentive Compensation Plan pursuant to which the Company has granted to the Employee options to purchase 10,000 shares of Common Stock of the Company as and to the extent set forth in the Option Agreement governing such grant and subject to the terms and conditions of such plan.


       Section 5. Expenses and Reimbursement. The Employee shall be reimbursed by the Company for reasonable and necessary out-of-pocket expenses incurred by the Employee in performing his duties hereunder, provided such expenses are approved in accordance with the procedures of the Company then in effect and are presented for reimbursement in accordance with the Company's policies and practices then in effect.





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       Section 6.  Benefits.  During the Term, the Company agrees to provide the Employee, in addition to and not in limitation of the compensation set forth in Section 4, the following benefits, which shall be determined in the sole discretion of the Directors (or a duly constituted committee thereof):


       (a) The Employee shall be entitled, subject to qualification requirements, to participate in any and all group insurance plans, group health or medical insurance plans, group accidental and disability insurance plans made generally available to the senior executive employees of the Company.


       (b) The Employee shall be entitled to participate in the Company's pension, profit-sharing, stock option, stock purchase and other employee benefit programs made generally available to the senior executive employees of the Company.


       (c) The Employee shall be entitled to vacation, sick leave and holidays in accordance with the Company's policies for senior executive employees generally.


       (d) During the term of employment under this Agreement, the Company shall provide the Employee with a Company vehicle.


       Section 7. Termination. Subject to the provisions of Section 8, which shall survive the termination of this Agreement, this Agreement shall terminate upon:


       (a)    The death of the Employee;





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       (b)    Illness, disability or incapacity that prevents the Employee from performing his duties hereunder for sixty (60) consecutive days, or for any sixty (60) days within any one hundred and eighty (180) day period, and the provision of written notice of such termination to the Employee by the Company;


       (c) Upon written notice by the Company for Cause, which shall include: (i) the failure of the Employee to observe or perform any material term of this Agreement for twenty (20) days after written notice thereof specifying such failure; (ii) any act of illegality, dishonesty, moral turpitude or fraud in connection with the Employee's employment; (iii) any course of action which is materially detrimental to the business of the Company (other than good faith actions of the employee to fulfill his duties hereunder in the exercise of his business judgment and in accordance with the direction of the Chief Executive Officer or Directors of the Company); or (iv) the commission by the Employee of any felony; or


       (d) Upon written notice by the employee for Good Reason. As used herein, "Good Reason" shall mean: (i) assignment to the Employee of duties inconsistent with his position as described herein without his consent; or (ii) the Employee's permanent relocation to a location more than 100 miles from Mt. Gilead, Ohio; in either case provided that the Company fails to rescind such assignment or relocation within 20 days after written notice thereof from the Employee specifying the condition which is the subject of such notice.





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       Section 8  Restrictive Covenants.  In consideration of the undertakings of the Company set forth herein, the Employee agrees as follows:


       8.1 Covenant Not to Compete. The Employee will not in any way, directly or indirectly, as an agent, employee, officer, director, stockholder, partner or otherwise of any corporation, partnership or other venture or enterprise compete with the Company or its subsidiaries in the provision of seismic data acquisition or analysis services or any services related thereto (a "Competing Business") during the Term, and, unless this Agreement is terminated by the Company without Cause or by the Employee for Good Reason, for a period of one (1) year after the termination of this Agreement for any reason whatsoever other than (i) pursuant hereto; or (ii) by ownership for investment purposes of no more than 1% of the stock of a company which is traded on a national securities exchange or interdealer quotation system.

       8.2  Non-Solicitation Covenant.  During the Term and for a period of one
(1) year after the termination of this Agreement for any reason whatsoever, the Employee shall not solicit, sell to or contract with, on behalf of the Employee or on behalf of any Competing Business, any person or entity to which the Company or its subsidiaries shall have provided seismic data acquisition or analysis services at any time during the Term or to which Paragon provided such services during the year preceding the commencement of the Term.





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       8.3  Covenant Not to Solicit Employees of the Company.  During the Term
and for a period of one (1) year after the termination of this Agreement for any reason whatsoever, the Employee shall not solicit for employment any sales, engineering or other technical or management employee who was employed by the Company during the Term.


       8.4 Certain Payments. Upon the termination of this Agreement other than by the Company for Cause or by the Employee without Good Reason, the provisions of Sections 8.1, 8.2 and 8.3 shall lapse unless, during the year following such termination, the Company pays to the Employee an amount equal to 80% of the Employee's salary pursuant to Section 4.1 in equal monthly installments commencing on the first day of the month following such termination. The amounts owed pursuant to this Section 8.4 shall be reduced by any amounts earned by the Employee as an employee or independent contractor during such year.


       8.5 Non-Disclosure Covenant. The Employee recognizes and acknowledges that, prior to and in the course of his employment, the Employee may have had and shall have access to trade secrets and other confidential or proprietary information of the Company and its subsidiaries, including, but not limited to, information acquired or developed by the Company and its subsidiaries concerning seismic data, marketing strategy, technology, techniques and know-how, customer specifications and customer lists, cost figures, budgets, sales forecasts and business plans. The Employee agrees that the disclosure of any such trade secrets





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or information could be harmful to the interests of the Company or its subsidiaries and that, during the Employee's employment by the Company or its subsidiaries, the Employee will take appropriate caution to safeguard such trade secrets and information, and will not during the Term or thereafter use, disclose, divulge or publish any such trade secrets or information except as required by law or as the Employee's duties during the Employee's employment by the Company or its subsidiaries may require or as the Company may in writing specifically consent.


       8.6 Proprietary Information. The Employee recognizes and acknowledges that all documents, manuals, letters, notebooks, reports, records, computer programs or data banks and other evidences of trade secrets and other confidential or proprietary information of the Company and its subsidiaries, including copies thereof, whether prepared by the Employee or others, are the sole property of and belong exclusively to the Company or its subsidiaries, and agrees that, during the Employee's employment by the Company or its subsidiaries, the Employee will under no circumstances remove any such material for use outside of his offices except in connection with the business of the Company or its subsidiaries during the course of the Employee's employment. In the event of the termination of this Agreement for any reason whatsoever, the Employee shall immediately return to the Company any and all documents, manuals, letters, notebooks, records, computer programs or data banks or other evidence of trade secrets and other confidential or proprietary information of the





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Company and its subsidiaries (and all copies thereof) which are the property of the Company or any of its subsidiaries.


       8.7 Remedies. The Employee further agrees that in the event of a breach or threatened breach of any of the covenants contained in this Section 8, the Company's remedy at law is likely to be inadequate and that accordingly the Company will be entitled to obtain an injunction or other equitable relief with regard thereto without proving damages or that damages would not constitute an adequate remedy. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8 is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to, and is hereby directed to, reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid and unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.


       9.   Miscellaneous Provisions.


       9.1 Notices. All notices and demands of any kind which any party hereto may be required or desire to serve upon another party under the terms of this Agreement shall be in writing and shall be served upon such other party:
(a) by personal service upon such other party at such other party's address set forth





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below in this Section 9.1; or (b) by mailing a copy thereof by certified or registered mail, postage prepaid, with return receipt requested, addressed to such other party at the address of such other party set forth below in this
Section 9.1; or (c) by sending a copy thereof by Federal Express or equivalent courier service, addressed to such other party at the address of such other party set forth below in this Section 9.1; or (d) by sending a copy thereof by facsimile to such other party at the facsimile number, if any, of such other party set forth below in this Section 9.1.


              In case of service by Federal Express or equivalent courier service or by facsimile or by personal service, such service shall be deemed complete upon receipt. In the case of service by mail, such service shall be deemed complete upon reasonable proof of receipt. The address and facsimile number to which, and person to whose attention, notices and demands shall be delivered or sent may be changed from time to time by notice served, as hereinabove provided, by any party upon the other party.

              The current addresses and facsimile members of the parties are:

              If, to Employee:             Charles O. Merchant
                                           5707 State Route 61, North
                                           P.O. Box 32
                                           Mt. Gilead, Ohio 43338





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              If, to the Company:          3-D Geophysical, Inc.
                                           200 Madison Avenue
                                           New York, New York 10016
                                           Attention: Joel Friedman, Chairman
                                               of the Board
                                           Phone:  (212) 953-0100
                                           Fax:  (212) 953-0626

                        copy to:           Peter S. Kolevzon, Esq.
                                           919 Third Avenue
                                           New York, New York  10022
                                           Phone:  (212) 715-9100
                                           Fax:  (212) 715-8000


       9.2 Entire Agreement; Amendment. This Agreement contains the entire agreement between the parties, merges all prior negotiations, agreements and understandings, if any, and states in full all representations, warranties and agreements which have induced this Agreement. Each party agrees that in dealing with third parties no contrary representations will be made. This Agreement may not be amended, modified or otherwise changed orally but only by an agreement in writing signed by the party against whom enforcement of any amendment, modification or change is sought.


       9.3 Assignment; Binding Nature; No Beneficiaries. This Agreement may not be assigned by either party hereto without the written consent of the other party. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, legatees, successors and permitted assigns. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective heirs,





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personal representatives, legatees, successors and permitted assigns.


       9.4 Nonwaiver. No waiver by any party of any term, provision or covenant contained in this Agreement (or any breach thereof) shall be effective unless it is in writing executed by the party against which such waiver is to be enforced; no waiver shall be deemed or construed as a further or continuing waiver of any such term, provision or covenant (or breach) on any other occasion or as a waiver of any other term, provision or covenant (or of the breach of any other term, provision or covenant) contained in this Agreement on the same or any other occasion.


       9.5 Remedies. The remedies provided for or permitted by this Agreement shall be cumulative and the exercise by any party of any remedy provided for herein or otherwise available shall not preclude the assertion or exercise by such party of any other right or remedy provided for herein or otherwise available.


       9.6 Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.


       9.7 Construction. In this Agreement (i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) any reference herein to a Section refers to a Section of the Agreement, unless otherwise stated, (iv) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such





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period shall be excluded and if the last day of such period is not a business day, then the period shall end on the next day which is a business day, and (v) all dollar amounts are expressed in United States funds.


       9.8 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made and to be entirely performed therein.


       9.9 Counterparts. For the convenience of the parties, any number of counterparts hereof may be executed, each such executed counterpart shall be deemed an original and all such counterparts together shall constitute one and the same instrument.





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              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

                                                3-D GEOPHYSICAL, INC.


Attest:                                         By
                                                  -----------------------------
                                                  Name:
                                                  Title:
----------------------------
Secretary


                                                EMPLOYEE:

                                                -------------------------------
                                                Charles O. Merchant





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